UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 12, 2006

                          GREEN MOUNTAIN CAPITAL, INC.

             (Exact Name of Registrant as Specified in Its Charter)

       001-14883                 16-1728655                    Nevada
       ---------                 ----------                    ------
(Commission File Number)       (IRS Employer        (State or Other Jurisdiction
                             Identification No.)          of Incorporation)

                    201 South Biscayne Boulevard, 28th Floor
                              Miami, Florida 33131
     -----------------------------------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (917) 620-6401
     -----------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

     -----------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)


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


                                TABLE OF CONTENTS

                                                                                                                Page
Section 2            Financial Information............................................................            2
Item 2.01            Completion of Acquisition or Disposition of Assets...............................            2
                     Description of Business..........................................................            3
                     Management's Discussion and Analysis or Plan of Operation........................            8
                     Description of Property..........................................................            9
                     Security Ownership of Certain Beneficial Owners and Managers.....................            9
                     Directors, Executive Officers, Promoters, and Control Persons....................           10
                     Executive Compensation...........................................................           12
                     Certain Relationships and Related Transactions...................................           14
                     Description of Securities........................................................           14
                     Market Price of and Dividends on the Registrant's Common Equity and
                     Related Stockholder Matters......................................................           16
                     Legal Proceedings................................................................           16
                     Changes in and Disagreements with Accountants....................................           16
                     Recent Sales of Unregistered Securities..........................................           18
                     Indemnification of Directors and Officers........................................           21

Section 3            Securities and Trading Markets...................................................           22
Item 3.02            Unregistered Sales of Equity Securities..........................................           22

Section 4            Matters Related to Accounting and Financial Statements...........................           22
Item 4.01            Changes in Registrant's Certifying Accountant....................................           22

Section 5            Corporate Governance and Management .............................................           24
Item 5.03            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
                     Year.............................................................................           24

Section 9            Financial Statements and Exhibits................................................           24
Item 9.01            Financial Statements and Exhibits................................................           24

Signatures           Signatures..........................................................................        26

SECTION 2.  FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

This Current Report on Form 8-K is being filed to disclose that Green Mountain Capital, Inc. ("GMCI" or "we") consummated its acquisition of Internet Telecommunications, PLC, a corporation formed under the laws of England and Wales ("ITPLC"), at a closing held on May 12, 2006. Such acquisition was consummated pursuant to and in accordance with the Share Exchange Agreement (the "Agreement"), dated January 12, 2006, among GMCI, ITPLC, the stockholders of ITPLC, and Steven Bingaman and his affiliates. We are also providing herein

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

audited financial statements of ITPLC, pro forma financial statements reflecting our acquisition of ITPLC, and certain information relating to the assets and operations of GMCI following its acquisition of ITPLC.

As a result of the closing, ITPLC has become a wholly owned subsidiary of GMCI. In exchange for all of the issued and outstanding shares of ITPLC, GMCI issued to Charlie Yiasemis and Demetris Charalambous, the shareholders of ITPLC, the following securities: (a) 22,500,000 newly issued restricted shares of common stock of GMCI; and (b) 3,200,000 warrants, each of which allow the holder thereof to purchase one share of common stock of GMCI at a purchase price of $1.00, exercisable prior to January 10, 2011. Such issuance represents an issuance of 61.4% of the issued and outstanding shares of GMCI.

For all the terms and provisions of the Agreement, reference is hereby made to such agreement annexed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2006. All statements made herein concerning the foregoing agreement are qualified by references to said exhibit.

                             DESCRIPTION OF BUSINESS

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking information. Forward-looking information includes statements relating to future actions, future performance, costs and expenses, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, objectives of management, and other such matters of the Company. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as that information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Forward-looking information may be included in this Current Report on Form 8-K or may be incorporated by reference from other documents filed with the Securities and Exchange Commission (the "SEC") by GMCI. You can find many of these statements by looking for words including, for example, "believes," "expects," "anticipates," "estimates" or similar expressions in this Current Report on Form 8-K or in documents incorporated by reference in this Report. GMCI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

GMCI has based the forward-looking statements relating to GMCI's operations on management's current expectations, estimates, and projections about GMCI and the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that GMCI cannot predict. In particular, GMCI has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, GMCI's actual results may differ materially from those contemplated by these

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forward-looking  statements.  Any  differences  could  result  from a variety of factors, including, but not limited to, failure to effectuate its business plan, inability to maintain costs, loss of customers, regulatory issues, general economic and business conditions, competition, and other factors.

Company History

We were originally organized in 1998 under the laws of the State of New Hampshire under the name "ARS Networks, Incorporated". Initially, we were engaged in the design and development of advanced railway communications and data management systems. We eventually elected to terminate these activities because we determined that it was not practical for us to pursue opportunities in such industries.

We decided instead to concentrate on formulating a new business plan focusing our efforts on identifying and closing planned acquisitions, building our company through steady calculated growth. On September 30, 2004 we changed our name from "ARS Networks, Incorporated" to "Green Mountain Capital, Inc." to better reflect our new business purpose and activities.

On July 12, 2005, we changed our state of incorporation from New Hampshire to Nevada by means of a merger permitted under the corporate statutes of both states. The merger occurred between us and Green Mountain Capital Inc., a Nevada corporation, organized by us for the specific purpose of the change of domicile ("Green Mountain Nevada"). The merger was consummated pursuant to a Plan of Merger. The Plan of Merger provided that we would merge with and into Green Mountain Nevada. Following the merger, Green Mountain Nevada was the surviving entity. The details of the merger and the accompanying change in our domicile are contained in our information statement, filed with the Securities and Exchange Commission on March 18, 2005, and our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 21, 2005.

On August 11, 2005, we underwent a change in control. Appleby Partners & Company, LLC ("Appleby") became our controlling shareholder by purchasing from Sydney A. Harland, a former officer and director, all of our 2,500,000 issued and outstanding shares of the Series A preferred stock and all of our 3,000,000 issued and outstanding shares of Series C preferred stock pursuant to the terms of a Stock Purchase Agreement entered into between Appleby and Mr. Harland. The shares of the Series A preferred stock and the Series C preferred stock are not convertible to common stock. Nonetheless, a holder of shares of the Series A preferred stock or the Series C preferred stock is entitled to vote on all matters submitted to a vote of the holders of our common stock, including the election of directors, as follows: a holder of Series A preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by 200; a holder of Series C preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series C preferred stock held by such holder multiplied by 500. The aggregate purchase price paid to Mr. Harland by Appleby for the Series A and Series C shares was $500,000 in cash. Of the purchase price, approximately $88,785 was used to settle outstanding debts. In addition, $100,000 of the purchase price was held in escrow on behalf of Appleby

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and Mr.  Harland for six months from the date  thereof for the purpose of paying certain liabilities that we or Appleby may incur after the date of the agreement. The escrow was subsequently paid to Mr. Harland six months after the closing.

In connection with such change in control, Mr. Harland resigned from his positions as our sole officer on August 11, 2005, and resigned from his position as our director on September 26, 2005. On August 11, 2005, Steven W. Bingaman, who was the principal of Appleby, was appointed as our director and our sole officer. On September 29, 2005, Steven W Bingaman resigned from his positions as an officer and director, and Shmuel Shneibalg was elected director, Chief Executive Officer, Chief Financial Officer, President and Secretary.

As discussed above, on May 12, 2006, we acquired ITPLC by purchasing from the stockholders of ITPLC all of the issued and outstanding shares of ITPLC's stock. Such purchase was made pursuant to the Share Exchange Agreement, dated January 12, 2006, among ITPLC, the stockholders of ITPLC, and Steven Bingaman and his affiliates. In consideration for the sale of their shares of ITPLC, Charlie Yiasemis and Demetris Charalambous, the shareholders of ITPLC, received in the aggregate (a) 22,500,000 newly issued restricted shares of common stock of GMCI and (b) 3,200,000 warrants, each of which allows the holder thereof to purchase one share of common stock of GMCI at a purchase price of $1.00, exercisable prior to January 10, 2011.

History of ITPLC

Although ITPLC was formed in 2000, it did not commence operations until July 2004. Such operations were commenced after it had acquired its own databases, assets and commercial agreements in June 2004.

During June 2004, the Company issued 49,998 shares of common stock to the majority shareholder of the Company Demetris Charalambous in exchange for acquired switches, servers, databases, and their related software licenses. The common stock was valued at par value of approximately $90,700.

On June 1, 2004, the Company entered into a software license agreement withy the Chief Executive Officer of the Company. The software license agreement carried an option to buy and no minimum payments for a period of twenty four months.
During the year ended December 31, 2005, the Company exercised its option to purchase the license and issued 1,500,000 shares to the Chief Executive Officer. The common stock was valued at par value of $2,575,500.

In July 2004, ITPLC commenced operations as a telecommunications carrier offering wholesale access to line rental, airtime and value-added services in the deregulated United Kingdom telecom market. ITPLC secured favorably priced long term supply agreements with multiple fixed line and airtime service providers that are priced on a fixed cost and least cost routing basis. ITPLC developed a customer base consisting of telecommunication retailers, residential customers and businesses.

Our Business

Following our acquisition of ITPLC, we are now a telecommunications operator. ITPLC has capitalized on the growth in the deregulated telecommunications sector by offering a range of competitive line rental and airtime solutions. These solutions are comprised of line rental and air time solutions. Our focus is on the retail market and also increasingly on the wholesale sector. Presently, ITPLC covers all of the United Kingdom and has access to most destinations around the world, giving customers guaranteed reliability to fast connection and quality. We have over approximately 10,000 customers, of which approximately 80% are residential customers and the remainder is small to medium sized businesses. This has been achieved by forming relationships with selected carriers, primarily British Telecommunications, which allows ITPLC to offer extremely competitive voice and data solutions to customers.

We hope to expand our service offerings and market coverage into Europe and the United States. Our focus is to service the demand for high quality, competitively priced international communications that is being driven by the globalization of the world's economies, the worldwide trend toward telecommunications deregulation and the growth of voice, Internet, VoIP, wireless, and data traffic.

Principal products and services, principal markets, and distribution methods

We are currently targeting retail services resellers with our attractively priced wholesale line rental and airtime offerings to enable them to improve upon their existing margins and gain access to small- and medium-sized enterprises (SMEs), multinational corporations, government establishments and organizations, agencies and residential customers. By offering an attractive line rental package to customers, we effectively manage all forms of traffic that is supplied over the line using a combination of our own network and those of our partners.

Generally, our services are competitive with the major carriers operating in our principal markets. We expect to continue to generate growth through sales and marketing efforts. ITPLC provides all types of telecommunications services directly to existing resellers within the telecommunications market. The resellers in turn market these services directly to the end users. In addition, ITPLC has a number of end users directly connected to its network.

Competition

The telecommunications industry is highly competitive and significantly affected by regulatory changes, marketing and pricing decisions of the larger industry participants and the introduction of new services made possible by technological advances. We believe that telecommunication service providers compete on the

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basis of price,  customer  service,  product quality and breadth and bundling of services offered. Many of our competitors are significantly larger, have substantially greater financial, technical and marketing resources, larger networks and more products for bundling. However, we believe that ITPLC has a significant competitive advantage over established telecommunications providers. ITPLC has a contractual relationship with British Telecommunications ("BT") which was entered into with BT prior to the de-regulation of the industry. This agreement has no termination date by either party so long as the contractual obligations are met by either party, and provides ITPLC with beneficial and competitive rates.

Major Suppliers

ITPLC has entered into long term supply agreements with multiple fixed line and airtime service providers that are priced on a fixed cost and least cost routing basis. The term of these agreements will continue indefinitely unless and until GMCI breaches any of its obligations thereunder. One supplier accounts for approximately 65% and 60% of the costs of revenue for 2005 and 2004, respectively and approximately 60% and 56% of the accounts payable as of December 31, 2005 and 2004 respectively.

Government Regulation

Although we provide telephone lines, we are not required to be licensed as a telephone carrier. We do maintain a United Kingdom Public Telecom license (a
PTO), but such license was no longer required about a year ago. As a telecommunications company, we are subject to varying degrees of regulation in each of the jurisdictions in which we provide services. Local laws and regulations, and the interpretation of such laws and regulations, differ significantly among the jurisdictions in which we operate. There can be no assurance that future regulatory, judicial and legislative changes will not have a material adverse effect on us, that domestic or international regulators or third parties will not raise material issues with regard to our compliance or noncompliance with applicable regulations or that regulatory activities will not have a material adverse effect on us.

Regulation of the telecommunications industry is changing rapidly both domestically and globally. Privatization and deregulation have had, and are expected to continue to have, significant effects on competition in the industry. In addition, competition has increased in the European Union ("EU")
communications markets as a result of legislation enacted at the EU level. Beginning in 1990, a number of legislative measures were adopted that culminated in the full liberalization of telecommunications markets throughout most EU member states as of January 1, 1998. This increase in competition has and could continue to adversely affect net revenue per minute. In addition, the World
Trade Organization Agreement, which reflects efforts to dismantle government-owned telecommunications monopolies throughout Europe and Asia, may affect us. Although we believe that these deregulation efforts will create opportunities for new entrants in the telecommunications service industry, there can be no assurance that they will be implemented in a manner that would benefit us. Further the increase in providers vying for a limited market share will require us to maintain competitive rate structures.

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In Europe, the regulation of  telecommunications  is governed at a supranational level by the European Parliament, Council and Commission, consisting of members including the United Kingdom, as well as the following countries: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden. These institutions are responsible for
creating   European   Union-wide   policies  and,  through   legislation,   have
progressively developed a regulatory framework aimed at ensuring an open, competitive telecommunications market. ITPLC is registered with OFCOM, the United Kingdom's regulatory body, and has today been assigned 6,000,000 numbers.

Employees

ITPLC has14 employees.

                           MANAGEMENT'S DISCUSSION AND
                          ANALYSIS OR PLAN OF OPERATION

Plan of Operation

Over the next twelve months, ITPLC intends to bring into service additional switches and introduce new services, such as Voice over Internet Protocol (VoIP) and value-added services. Further, to expand its network capacity and geographic presence within and outside the United Kingdom, and create increased market awareness through marketing campaigns. It is expected that further rounds of financing will be needed during 2006 to complete the capital purchases and developments of ITPLC. We will have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Financial Condition and Results of Operation

Comparison of the fiscal years ended December 31, 2005 and 2004

ITPLC's revenues for the fiscal year ended December 31, 2005 were $19,811,296, representing an increase of $12,367,582 over its revenues for the fiscal year ended December 31, 2004, which were $7,443,714. Such increase in revenues occurred because ITPLC did not commence its business operations until July 2004 and therefore had no revenues prior to July 2004. Its net income for the fiscal year ended December 31, 2005 was $393,978, representing an increase of $131,302 over its net income for the fiscal year ended December 31, 2004, which was $262,676. During the fiscal year ended December 31, 2005, ITPLC's cost of revenues was $18,664,790, compared to $6,887,694 for the previous fiscal year and its operating expenses were $692,003, compared to $228,018 for the previous fiscal year.

ITPLC had no business operations or revenues during the fiscal year ended December 31, 2003.

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Off Balance Sheet Arrangements

We do not have any off-balance sheet debt nor did we have any transactions, arrangements, obligations (including contingent obligations) or other relationships with any unconsolidated entities or other persons that may have a material current or future effect on financial conditions, changes in financial conditions, result of operations, liquidity, capital expenditures, capital resources, or significant components of revenue or expenses.

                             DESCRIPTION OF PROPERTY

ITPLC leases two properties in London, England: (1) approximately 6,000 square feet at 46 Clerkenwell Close, at which ITPLC's principal office is located, for approximately $6,319 per month until 2011, with a lease renewal period in 2007; and (2) approximately 2,000 sq feet at 10-16 Scrutton Street, at which the switch is located, for a five year term that commenced on December 25, 2004 at a rate that is currently approximately $2,000 per month.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of June 6, 2006, the number of shares of common stock of GMCI beneficially owned by (i) each person or entity known to GMCI to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of GMCI; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 38,628,529 shares of Common Stock which are issued and outstanding as of June 6, 2006. Unless otherwise indicated, the business address of each such person is c/o Green Mountain Capital Inc., 201 South Biscayne Boulevard, 28th Floor, Miami, Florida 33131.

Officers, Directors, 5% Stockholders         No. of Shares   Class of Stock               Percentage Ownership of Class
------------------------------------         -------------   --------------               -----------------------------
Demetris Charalambous                        17,500,000      Common                       45.3%
Charlie Yiasemis(1)                          8,200,000(2)    Common                       19.6%


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
Officers, Directors, 5% Stockholders         No. of Shares   Class of Stock               Percentage Ownership of Class
------------------------------------         -------------   --------------               -----------------------------
Dr. Fredrik Verkroost ((3))                  1,250,000(4)    Common                       3.21%
Shmuel Shneibalg(5)                          0               N/A                          0%
All directors and executive officers as a    9,450,000((6))  Common                       22.81%
group (2 persons)

(1) Mr. Yiasemis has been serving as our Chief Executive Officer, Chief Financial Officer, President, and director since May 12, 2006. (2) Includes 3,200,000 warrants, each of which entitles the holder thereof to purchase one share of common stock of GMCI at a purchase price of $1.00, exercisable prior to January 10, 2011 (3) Dr. Verkroost has been serving as our director since May 12, 2006. ((4)) Includes 250,000 warrants, each of which entitles the holder thereof to purchase one share of common stock of GMCI at a purchase price of $1.00, exercisable prior to January 10, 2011 ((5)) Mr. Shneibalg is our director since September 29, 2005. He also served as our Chief Executive Officer, Chief Financial Officer, and President, from September 29, 2005 until May 12, 2006.
(6) Includes 3,450,000 warrants, each of which entitles the holder thereof to purchase one share of common stock of GMCI at a purchase price of $1.00, exercisable prior to January 10, 2011


Until December 31, 2005, we had 2,500,000 shares of the Series A preferred stock outstanding and 3,000,000 Series C preferred stock outstanding. Although the preferred shares were not convertible into shares of common stock, a holder of shares of the Series A preferred stock or the Series C preferred stock was entitled to vote on all matters submitted to a vote of the holders of our common stock, including the election of directors, as follows: a holder of Series A preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by 200; a holder of Series C preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series C preferred stock held by such holder multiplied by 500. As of December 31, 2005 we exchanged the outstanding preferred stock with Appleby Partners & Company, LLC for a $500,000 promissory note. The note was subsequently assigned by Appleby to Cayman Lender.

Prior to August 11, 2005, the Company redeemed all of the 2,500,000 shares of the Preferred Stock Series B that were issued and outstanding. In exchange therefor, GMCI transferred to the holder thereof, who was GMCI's Chief Executive Officer at the time, all of GMCI's shares of the common stock of Vermont Motors Inc., a wholly owned subsidiary of GMCI formed under the laws of the State of Vermont. As of June 6, 2006, there are no issued and outstanding shares of Preferred Stock Series B.

                        DIRECTORS AND EXECUTIVE OFFICERS,
                          PROMOTERS AND CONTROL PERSONS


Directors and Officers.

The following table sets forth the names, ages, and positions with GMCI for each of the directors and officers of GMCI as of June 6, 2006.

NAME                       AGE          POSITIONS AND OFFICES
--------------------------------------------------------------------------------

Charlie Yiasemis           50           Chief Executive Officer, Chief Financial
                                        Officer, and President

Dr. Fredrik Verkroost      51           Director

Shmuel Shneibalg           36           Director

Each director and executive officer holds office until the next annual meeting of shareholders or until his successor has been duly elected and qualified. The following is a brief account of the director's and executive officer's education and business experience of during the past five years, and any other directorships held in reporting companies.

Charlie Yiasemis. From 2004 to the present, Mr. Yiasemis is the founder and Director of Internet Telecommunications, Plc. From 1995 to 2005, Mr. Yiasemis was the Chief Executive Officer and co-founder of International Telecom, Plc. In December 2004, International Telecom, Plc was taken into Company Voluntary Administration. Mr. Yiasemis resigned as a Director and Chief Executive Officer of International Telecom, Plc. in March 2006.

Dr. Fredrik Verkroost. Since 2000, Dr. Verkroost has been working as a consultant, providing executive management services primarily for technology companies, such as AT & T Istel, European Telecom Plc as well as other assignments. Dr. Verkroost is a current or past director of numerous companies, including ICO Global Communications Holdings, PTY, ICO Global Communications (Services) Ltd., ICO-R (Russian JV with Vymplecom and Morsviazsputnik) among others. Dr. Verkroost has earned a BSc and a PhD from the University of Manchester.

Shmuel Shneibalg. Mr. Shneibalg has prior experience in the construction and sales businesses. Mr. Shneibalg has been Vice-President and a Director of Global General Technologies, Inc., a publicly traded company, since November 10, 2004. From May 2001 until April 2005, Mr. Shneibalg served as Chairman, Chief Executive Officer, Secretary and Director of Safetek International, Inc., a publicly traded company, and as the Vice President of Home Solutions Health, Inc., a public consumer product company.

Audit Committee Financial Expert.

The Board of Directors has not established an audit committee and does not have an audit committee financial expert. The Board of Directors believes that such committees are not necessary since GMCI has only one director and officer, and such director has been performing the functions of such committee.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors of GMCI and persons who own more than ten percent of a registered class of GMCI's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to GMCI. During the most recent fiscal year, each of the directors, officers, and beneficial owners of more than ten percent of the equity securities of GMCI have filed such forms on a timely basis, except that a Form 4 was not filed in connection with the resignation of Steven W. Bingaman from his positions as Chief Executive Officer, Chief Financial Officer, President, and director on September 29, 2005.

Code of Ethics.

GMCI has not yet adopted a Code of Ethics. Given that GMCI has only one officer, GMCI does not believe that it is necessary to adopt a Code of Ethics.

                             EXECUTIVE COMPENSATION

The following table presents certain specific information regarding the compensation of the Chief Executive Officer of GMCI, during the last three fiscal years. We have not paid any other executive officer in excess of $100,000 (including salaries and benefits) during the fiscal years ended January 31, 2006, 2005, and 2004.

-----------------------------------------------------------------------------------------------------
                                       SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------
                              ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                            ------------------------    ---------------------------------------------
                                                        AWARDS                  PAYOUTS
                                                        ----------------------  ---------
                                                                    SECURITIES
                                              OTHER                 UNDER-
NAME AND        FISCAL                        ANNUAL    RESTRICTED  LYING                   ALL OTHER
PRINCIPAL       YEAR                          COMPENS-  STOCK       OPTIONS/    LTIP        COMPEN-
POSITION        COVERED     SALARY   BONUS    ATION     AWARD(S)    SARS        PAYOUTS     SATION
                            ($)      ($)      ($)       ($)         (#)         ($)         ($)

(A)             (B)         (C)      (D)      (E)       (F)         (G)         (H)         (I)
-----------------------------------------------------------------------------------------------------
Shmuel          2006        0        0        0         0           0           0           0
Shneibalg(1)    2005        0        0        0         0           0           0           0
                2004        N/A      N/A      N/A       N/A         N/A         N/A         N/A
-----------------------------------------------------------------------------------------------------
Steven W.       2006        N/A      N/A      N/A       N/A         N/A         N/A         N/A
Bingaman (2)    2005        0        0        0         0           0           0           0
                2004        N/A      N/A      N/A       N/A         N/A         N/A         N/A
-----------------------------------------------------------------------------------------------------
Sidney A.       2006        N/A      N/A      N/A       67,500(5)   N/A         N/A         N/A
Harland (3)     2005        207,750  0        0         0           44,538      0           0
                2004        150,000  22,500   10,000(4) 0           0           0           80,400(6)
-----------------------------------------------------------------------------------------------------

(1) Mr. Shneibalg served as our Chief Executive Officer, Chief Financial Officer, and President September 29, 2005 until May 12, 2006. He has been a director since September 29, 2005.
(2) Mr. Bingaman was a director and our Chief Executive Officer, Chief Financial Officer from August 11, 2005 until September 29, 2005.
(3) Mr. Harland was our Chief Executive Officer and President until August 11, 2005 and a director until September 26, 2005.
(4) Automobile allowance of $1,000 per month
(5) In February 2005, the Company issued 3,000,000 preferred shares series C with voting rights of 500:1 versus common shares to the Company's officer in exchange for $67,500 management compensation accrued as of January 31, 2005 and an additional $82,500 accrued as of April 30, 2005.
(6) Restructuring fee paid to Mr. Harland of $60,000 plus board of director fees in the amount of $20,400.

Employment Agreements

ITPLC has entered into an employment contract with its Chief Executive Officer, Charlie Yiasemis and its Technical Director, Stavros Papathanassiou, each of which is for a five year term that expires on December 31, 2008. The contracts will automatically renew unless terminated by either party. The contracts provide for a minimum annual salary, adjusted, at the option of ITPLC, for cost-of-living, performance, and the profitability of ITPLC. In addition, ITPLC may, in its discretion, provide the individual a car with total purchase price, including tax and United Kingdom value added tax, not to exceed (pound)20,000 ($34,340 at December 31, 2005) for use in the performance of duties and replaced every three years.

The minimum annual commitment, excluding the value of the car and any other incentives, under these contracts is as follows:

Years                                        Amount
                                         -----------
2006                                     $   217,680
2007                                         217,680
2008                                         217,680
                                         -----------
Total                                    $   653,040
                                         ===========

On November 1, 2005, ITPLC entered into a consulting agreement with Carmenna Limited, which is wholly owned by Dr. Fredrik Verkroost, a director of GMCI. Pursuant to such agreement, Carmenna Limited agreed to provide certain consulting services to ITPLC in consideration for a fee equal to (pound)1,000 per month ($1,814 at December 31, 2005). The term of the agreement commenced on November 1, 2005 and will expire on December 31, 2007.

On April 1, 2004, GMCI entered into a management agreement with Ameri-can Equipment Sales and Leasing. Under the terms of the agreement, Mr. Harland, president of Ameri-can Equipment Sales and Leasing, provided employment services as our resident and chief executive officer. The agreement paid Mr. Harland $210,000 per year, subject to an annual review by our board of directors. Mr.

Harland was also entitled to a bonus of up to 50 percent of his base compensation based on annual performance criteria established annually by the board of directors. In addition, Mr. Harland received a monthly automobile allowance of $1,000. Such agreement has been terminated.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of December 31, 2005, GMCI and Appleby Partners & Company, LLC entered into a Preferred Stock Purchase Agreement, pursuant to which GMCI purchased from Appleby all of the issued and outstanding shares of the Series A and Series C preferred stock. The purchase price for such shares was a $500,000 demand promissory note. The note was subsequently assigned by Appleby to Cayman Lender.

As further described above, in the section entitled "Executive Compensation", ITPLC has entered into an employment contract with its Chief Executive Officer, Charlie Yiasemis and its Technical Director, Stavros Papathanassiou, each of which is for a five year term that expires on December 31, 2008.

On November 1, 2005, ITPLC entered into a consulting agreement with Carmenna Limited, which is wholly owned by Dr. Fredrik Verkroost, a director of GMCI. Pursuant to such agreement, Carmenna Limited agreed to provide certain consulting services to ITPLC in consideration for a fee equal to (pound)1,000 per month ($1,814 at December 31, 2005). The term of the agreement commenced on November 1, 2005 and will expire on December 31, 2007 and is renewable at the option of both Dr. Fredrik Verkroost and the Company thereafter

On April 1, 2004, GMCI entered into a management agreement with Ameri-can Equipment Sales and Leasing. Under the terms of the agreement, Mr. Harland, president of Ameri-can Equipment Sales and Leasing, provided employment services as our resident and chief executive officer. The agreement paid Mr. Harland $210,000 per year, subject to an annual review by our board of directors. Mr. Harland was also entitled to a bonus of up to 50 percent of his base compensation based on annual performance criteria established annually by the board of directors. In addition, Mr. Harland received a monthly automobile allowance of $1,000. Such agreement has been terminated.

                            DESCRIPTION OF SECURITIES

We are authorized to issue 10,250,000,000 shares, par value $0.0001 per share, consisting of 10,000,000,000 shares of common stock and 250,000,000 shares of preferred stock. The following statements relating to our capital stock are summaries and do not purport to be complete. Reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, our Articles of Incorporation, which is annexed as Attachment C to the Information Statement on Schedule 14C filed with the Securities and Exchange Commission on March 18, 2005, and the Certificate of Amendment to our Articles of Incorporation, which is annexed as an exhibit to our Form 8-K filed with the

Securities and Exchange Commission on January 23, 2006, both of which are incorporated herein by reference.

Common Stock

Our Articles of Incorporation authorizes the issuance of 10,000,000,000 shares of common stock, of which 16,128,529 shares were issued and outstanding prior to the issuance to the ITPLC shareholders. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of GMCI, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are, and the shares of common stock offered by GMCI pursuant to this offering will be, when issued and delivered, fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to our common stock.

Preferred Stock

Our Articles of Incorporation authorize the issuance of 250,000,000 shares of preferred stock. The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholder. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the shareholder and may adversely affect the voting and other rights of the holders of common stock.

Prior to December 31, 2005, we had designated  three series of preferred  stock:
17,000,000 authorized shares of Series A preferred stock, of which 2,500,000 shares were issued and outstanding; 5,000,000 authorized shares of Series B preferred stock, of which no shares were issued and outstanding; and 3,000,000 shares of Series C preferred stock, of which 3,000,000 shares were issued and outstanding. Series A and Series C preferred stock are not convertible into shares of our common stock. On all matters submitted to a vote of the holders of our common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by 200. On all matters submitted to a vote of the holders of our common stock, including, without limitation, the election of directors, a holder of shares of the Series C preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series C preferred stock held by such holder multiplied by 500. As described above, as of December 31, 2005 the outstanding Series A and Series C preferred stock was retired by the company.

         MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

GMCI's common stock has been trading on the Over the Counter Bulletin Board ("OTCBB") sponsored by the National Association of Securities Dealers, Inc. under the symbol GMOC.OB. On January 12, 2006, GMCI effectuated a reverse stock split, wherein shares of common stock held by each stockholder of record were automatically consolidated at the rate of one for one thousand (1 for 1,000) without any further action on the part of the stockholders.

On June 6, 2006, there were more than 1,500 holders of record of GMCI's common stock.

GMCI has not declared or paid any cash dividends on its common stock nor does it anticipate paying any in the foreseeable future. Furthermore, GMCI expects to retain any future earnings to finance its operations and expansion. The payment of cash dividends in the future will be at the discretion of its Board of Directors and will depend upon its earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

GMCI has no equity compensation plans.

                                LEGAL PROCEEDINGS

In connection with an investigation by the Securities and Exchange Commission captioned In re Finance 500, Inc. (C-03895), on December 5, 2005, we received a notice from our former attorney, Norman T. Reynolds, that the Securities and Exchange Commission had served on him a subpoena requesting him to release documents pertaining to legal work that he performed for GMCI. GMCI is not a party to such investigation nor was it served a subpoena by the Securities and Exchange Commission.

Except for the foregoing, we are not involved in any pending litigation, nor are we aware of any pending or contemplated proceedings against us. We know of no legal proceedings pending or threatened, or judgments entered against any of our directors or officers in their capacity as such.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

GMCI changed its principal independent registered accountants in September 2005 and in June 2006. As discussed below, on September 27, 2005, Russell Bedford Stefanou Mirchandari LLP ("Russell Bedford") ceased serving as GMCI's principal independent accountants, and on September 30, 2005, GMCI retained Robison, Hill & Co. On June 6, 2006, Robison, Hill & Co. ceased serving as GMCI's principal independent accountants, and GMCI retained Marcum & Kliegman LLP as its principal independent accountants.

The Termination of Russel Bedford Stefanou Mirchandari LLP

On September 27, 2005, GMCI received a copy of a letter from Russell Bedford Stefanou Mirchandari LLP which was sent to the Securities and Exchange Commission (the "Commission") informing the Commission that the relationship between GMCI and Russell Bedford had ceased. This was the first notification received by GMCI regarding their termination as GMCI's auditors, so the decision was not recommended by GMCI's Board of Directors.

The reports of Russell Bedford on the financial statements for the two fiscal years ended January 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles except that the reports of Russell Bedford for the above periods included a qualification in which Russell Bedford noted substantial doubt about GMCI's ability to continue as a going concern. In addition, during GMCI's fiscal years ended January 31, 2005 and 2004 and through September 20, 2005, there were no disagreements with Russell Bedford on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Russell Bedford, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B occurred within GMCI's two fiscal years ended January 31, 2005 and 2004 nor through September 20, 2005.

The Engagement and Subsequent Termination of Robison, Hill & Co.

On September 30, 2005, GMCI retained Robison, Hill & Co. as its principal independent accountants. The decision to retain Robison, Hill & Co. was recommended and approved by GMCI's Board of Directors. During GMCI's two most recent fiscal years and through September 30, 2005:

(1) GMCI did not consult Robison, Hill & Co. regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on GMCI's financial statements;

(2) Neither a written report nor oral advice was provided to GMCI by Robison, Hill & Co. that they concluded was an important factor considered by GMCI in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) GMCI did not consult Robison, Hill & Co. regarding any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B.

On June 6, 2006, the Board of Directors of GMCI terminated the relationship between GMCI and Robison, Hill & Co. The reports of Robison, Hill & Co. on the financial statements for the fiscal year ended January 31, 2006 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles except that the reports of

Robison, Hill & Co. for the above period included a qualification in which Robison, Hill & Co. noted substantial doubt about GMCI's ability to continue as a going concern. In addition, during GMCI's fiscal year ended January 31, 2006 and through June 6, 2006, there were no disagreements with Robison, Hill & Co. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Robison, Hill & Co., would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B occurred within GMCI's fiscal year ended January 31, 2006 nor through June 6, 2006.

The Engagement of Marcum & Kliegman LLP.

On June 6, 2006, GMCI retained Marcum & Kliegman LLP as its principal independent accountants. The decision to retain Marcum & Kliegman LLP was recommended and approved by GMCI's Board of Directors.

During GMCI's two most recent fiscal years and through June 6, 2006:

(1) GMCI did not consult Marcum & Kliegman LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on GMCI's financial statements;

(2) Neither a written report nor oral advice was provided to GMCI by Marcum & Kliegman LLP that they concluded was an important factor considered by GMCI in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) GMCI did not consult Marcum & Kliegman LLP regarding any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B.

                     RECENT SALES OF UNREGISTERED SECURITIES

Issuance to stockholders of ITPLC

On May 12 2006, GMCI issued 22,500,000 shares of common stock and 3,200,000 warrants to the stockholders of ITPLC. Each warrant allows the holder thereof to purchase one share of common stock of GMCI at a purchase price of $1.00, exercisable prior to January 10, 2011. The foregoing securities were issued pursuant to the Agreement, dated January 12, 2006, among ITPLC, the stockholders of ITPLC, and Steven Bingaman and his affiliates. In consideration for such securities, the stockholders of ITPLC conveyed to GMCI all of their shares of the common stock of ITPLC. Such securities were issued under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder by the Securities and Exchange Commission.

Settlement with Cayman Lender, Ltd.

In reliance upon the exemption from registration set forth in Section 3 (a) (10) of the Securities Act of 1933, as amended, the Company intends to issue 21,300,000 shares of its common stock to Cayman Lender, Ltd., a Cayman Islands exempted company in voluntary liquidation ("Cayman"), in exchange for Cayman's claims against the Company pursuant to the terms of an agreement (the "Exchange Agreement") entered into between the Company and Cayman in Voluntary
Liquidation. As of June 6, 2006, GMCI has issued to Cayman an aggregate of 2,600,333 shares of common stock in exchange for the cancellation of an aggregate of $457,427.65 owed by GMCI to Cayman pursuant to the Exchange Agreement. The balance of the shares has not yet been issued. The facts upon which such exemption will be based are as follows:

On January 9, and 12, 2006, the Grand Court of the Cayman Islands held a Hearing on the application of the Liquidators for approval of the Exchange Agreement, and the Court approved the terms of the Exchange Agreement and found them to be fair to Cayman. Absent an order from the Court approving the terms of the Exchange Agreement and declaring them to be fair to Cayman (the entity to receive the subject securities) there would have been no basis for reliance upon the exemption set forth in Section 3 (a) (10) for the issuance of shares of common stock to be issued to Cayman.

Prior to the Hearing, Cayman had entered into voluntary liquidation under Cayman law, so that, when Cayman entered into the Exchange Agreement, it was in liquidation, and the Exchange Agreement was the means by which Cayman's Liquidators sought and obtained court approval for Cayman to receive shares of the Common Stock of the Company in exchange for Cayman's claims (then totaling $3,700,000) against the Company, pursuant to Section 3 (a) (10) of the Securities Act of 1933, as amended. By virtue of a previous agreement (the "Loan Agreement") dated November 1, 2005, entered into between the Company, Cayman, and Asset Growth Partners & Company, LLC, a New York limited company doing business as "AGP & Company" ("AGP"), the Company had received $3,700,000 in loans ("Past Loans") from Cayman. The Loan Agreement provides that, on demand, the Company can require Cayman to make additional advances to the Company not to exceed $21,300,000 ("Future Loans"). The Company may obtain Future Loans so as to be able to continue to implement its re-organization by integrating the operations of ITPLC into the Company's own business plan.

By virtue of the fact that Cayman is now, and will be, in liquidation, its activities with respect to the Loan Agreement (and the Exchange Agreement) are and will be conducted under the auspices of the Liquidation Proceedings. In that connection, in the Exchange Agreement the Liquidators indicated that, assuming the acquisition of ITPLC by the Company, then (a) as a result of the Past Loans, the Company had already increased its shareholder value, and, as a result of the Future Loans, and it was anticipated that the Company would continue to increase its shareholder value; and (b) the Liquidators believed that it would be fair for, and in the best interest of, Cayman to exchange both its Past and Future Claims against the Company for equity in the Company, namely, shares of Common Stock of the Company with a view to obtaining the benefit of Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act").

To that end, the Liquidators  proposed that during the term of the  Liquidation,
(a) that Past Claims of Cayman (totaling $3,700,000) be exchanged for that number of shares of Common Stock of the Company as are obtained by dividing the dollar amount of Past Claims by $0.1737089, so that Cayman would exchange its Past Claims against the Company for 21,300,000 shares; and (b) that Future Claims of Cayman (up to $21,300,000) be exchanged for that number of shares of Common Stock of the Company as are obtained by dividing the dollar amount of Future Claim(s) by no less than 30 % of the Bid price of the the Company Common as reported on the Over the Counter Bulletin Board, or any exchange on which shares of the Company's common stock are traded.

Absent the recommendation of the Liquidators that Cayman's Claims against the Company for these Loans be exchanged for Common Stock of the Company (followed by the approval of the Exchange Agreement by the Court), these Claims would have had to have been repaid in cash, as per the Loan Agreement.

As noted above, on January 9, and 12, 2006, the Grand Court of the Cayman Islands held a Hearing on the application of the Liquidators for approval of the Exchange Agreement. During the Hearing the Court took testimony, and during the Hearing, the Court found and ordered

(a) that the Court had subject matter and IN PERSONAM jurisdiction;

(b) that all person(s), namely, Cayman, to whom the Company proposed, pursuant to the Exchange Agreement, to issue shares of the Company's Common Stock, in exchange for claims held by Cayman against the Company, received lawful prior notification of, and the opportunity to be heard at, such Hearing, and Cayman had adequate information about the proposed exchange so as to enable it to exercise its rights in a meaningful way;

(c) that the Court was advised prior to the Hearing that if the terms and conditions of the Exchange Agreement were approved, the securities to be issued by the Company, and to be received by Cayman pursuant to the Exchange Agreement, namely, shares of Common Stock of the Company, would not be required to be registered under the Securities Act of 1933, as amended, by virtue of the exemption from registration set forth in Section 3 (a) (10) of the Securities Act;

(d) that the Court requested, received, and declared that it had adequate information about the proposed exchange so as to be able to consider the matter in a meaningful way; and

(e) that the terms of the Exchange Agreement by means of which the Company is to issue, and Cayman is to receive, at the formulas set forth in the Exchange Agreement, shares of the Common Stock of the Company in exchange for Cayman 's Claims (Past and Future) against the Company are fair to Cayman.

After the Hearing, Cayman was provided with an opinion from Cayman Counsel which reflected the foregoing.

Reference is hereby made to such agreements annexed as Exhibits 10.2 and 10.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2006. All statements made herein concerning the foregoing agreements are qualified by references to said exhibits.

Placement of Promissory Notes

Between November 1, 2005 and December 2, 2005, the Company raised an aggregate of $2,000,000 by issuing Promissory Notes due January 15, 2006 (the "Notes") pursuant to Promissory Bridge Note Purchase Agreements. For each $1 in principal of each Note issued, the holder of the Note received 1/2 share of GMCI's common stock; an aggregate of 1,000,000 shares of common stock was issued to the holders of the Notes. There are no registration rights associated with the common stock. Interest accrues on the Notes at the rate of 8% per annum. Although, prior to December 15, 2005, the holders of the Notes had the right to convert their Notes to shares of common stock of GMCI pursuant to an equity for debt formula to be established, none of the Notes were converted to shares of common stock. In connection with the loans, GMCI paid commissions of $260,000, legal fees of $25,000 and issued 300,000 shares of Common Stock and 300,000 warrants to third parties. The exercise price of the warrants is $0.85 per share with a fair value of $0.88 and expire January 15, 2009. The Company has recorded total debt issue costs of $559,588, of which $285,000 was paid in cash, $264,000 pertains to the stock and $10,588 pertains to the warrants. The Notes and common stock were issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Each investor represented to the Company that it is an accredited investor and that it purchased the securities for its own account not for distribution.

For all the terms and provisions of the Notes and the Promissory Bridge Note Purchase Agreement, reference is hereby made to such agreements annexed as Exhibits 4.1 and 4.2 hereto. All statements made herein concerning the foregoing agreements are qualified by references to said exhibits.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide that directors and officers (and any person who acted at our request as an officer or director) shall be indemnified by us to the fullest extent authorized by the general corporate laws of Nevada against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure set forth above under Item 2.01 (Completion of Acquisition or Disposition of Assets) is hereby incorporated by reference into this Item 3.02.

As previously disclosed on our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2006, the Company intends to issue up to 21,300,000 shares of its common stock to Cayman Lender, Ltd., a Cayman Islands exempted company in voluntary liquidation ("Cayman"), in reliance upon the exemption from registration set forth in Section 3 (a) (10) of the Securities Act of 1933, as amended. Such shares will be issued in exchange for Cayman's claims against the Company pursuant to the terms of an agreement (the "Exchange Agreement") entered into between the Company and Cayman in Voluntary Liquidation. The facts upon which such exemption is based are set forth in full under Item 2.01 above and in our Form 8-K filed on January 23, 2006. As of June 6, 2006, GMCI has issued to Cayman an aggregate of 2,600,333 shares of common stock in exchange for the cancellation of an aggregate of $457,427.65 owed by GMCI to Cayman pursuant to the Exchange Agreement.

As more fully discussed above in Item 2.01, on May 12, 2006, GMCI issued 22,500,000 shares of common stock and 3,200,000 warrants to the stockholders of ITPLC. Each warrant allows the holder thereof to purchase one share of common stock of GMCI at a purchase price of $1.00, exercisable prior to January 10, 2011. The foregoing securities were issued pursuant to the Share Exchange Agreement, dated January 12, 2006, among ITPLC, the stockholders of ITPLC, and Steven Bingaman and his affiliates. In consideration for such securities, the stockholders of ITPLC conveyed to GMCI all of their shares of the common stock of ITPLC. Such securities were issued under Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated by the Securities and Exchange Commission thereunder.

Between November 1, 2005 and December 2, 2005, GMCI raised an aggregate of $2,000,000 by issuing Promissory Notes due January 15, 2006 (the "Notes") pursuant to Promissory Bridge Note Purchase Agreements. For each $1 in principal of each Note issued, the holder of the Note received 1/2 share of GMCI's common stock; an aggregate of 1,000,000 shares of common stock was issued to the holders of the Notes. There are no registration rights associated with the common stock. Interest accrues on the Notes at the rate of 8% per annum. Although, prior to December 15, 2005, the holders of the Notes had the right to convert their Notes to shares of common stock of GMCI pursuant to an equity for debt formula to be established, none of the Notes were converted to shares of common stock. In connection with the loans, GMCI paid commissions of $260,000, legal fees of $25,000 and issued 300,000 shares of Common Stock and 300,000 warrants to third parties. The exercise price of the warrants is $0.85 per share with a fair value of $0.88 and expire January 15, 2009. The Company has recorded total debt issue costs of $559,588, of which $285,000 was paid in cash, $264,000 pertains to the stock and $10,588 pertains to the warrants. The Notes and common stock were issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Each investor represented to the Company that it is an accredited investor and that it purchased the securities for its own account not for distribution.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

GMCI has changed its principal independent accountants. As discussed below, on June 6, 2006, Robison, Hill & Co. ceased serving as GMCI's principal independent accountants, and on the same date, GMCI retained Marcum & Kliegman LLP.

The Termination of Robison, Hill & Co.

On June 6, 2006, the Board of Directors of GMCI terminated the relationship between GMCI and Robison, Hill & Co. The reports of Robison, Hill & Co. on the financial statements for the fiscal year ended January 31, 2006 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles except that the reports of Robison, Hill & Co. for the above period included a qualification in which Robison, Hill & Co. noted substantial doubt about GMCI's ability to continue as a going concern. In addition, during GMCI's fiscal year ended January 31, 2006 and through June 6, 2006, there were no disagreements with Robison, Hill & Co. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Robison, Hill & Co., would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B occurred within GMCI's fiscal year ended January 31, 2006 nor through June 6, 2006.

GMCI has provided Robison, Hill & Co. with a copy of this disclosure and has requested that Robison, Hill & Co. furnish it with a letter addressed to the U.S. Securities and Exchange Commission ("SEC") stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from Robison, Hill & Co. addressed to the SEC dated June 6, 2006 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Engagement of Marcum & Kliegman LLP.

On June 6, 2006, GMCI retained Marcum & Kliegman LLP as its principal independent accountants. The decision to retain Marcum & Kliegman LLP was recommended and approved by GMCI's Board of Directors.

During GMCI's two most recent fiscal years and through June 6, 2006:

(1) GMCI did not consult Marcum & Kliegman LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on GMCI's financial statements;

(2) Neither a written report nor oral advice was provided to GMCI by Marcum & Kliegman LLP that they concluded was an important factor considered by GMCI in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) GMCI did not consult Marcum & Kliegman LLP regarding any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On May 12, 2006, the Board of Directors of GMCI approved a change in the end date of GMCI's fiscal year from January 31 to December 31, which is the same as the end date of the fiscal year of ITPLC. Accordingly, the new fiscal year of GMCI will commence on January 1 and end on December 31 of each year.

SECTION 9-FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of business acquired.

         (1)      Report of Independent Registered Public Accounting Firm
         (2)      Balance Sheets
         (3)      Statements of Income
         (4)      Statements of Stockholders' Equity
         (5)      Statements of Cash Flows
         (6)      Notes to the Financial Statements

(b) Pro forma financial information.

         (1)      Pro Forma Balance Sheet
         (2)      Pro Form Statement of Operations

(c) Exhibits:

Exhibit No.  Description

3.1      Articles of Incorporation*
3.2      Bylaws*
4.1      Form of Promissory Bridge Note Purchase Agreement and Promissory Note**
4.2 Loan Agreement, dated November 1, 2005, among GMCI, Cayman Lender, Ltd. and Asset Growth Partners & Company***
4.3 Exchange Agreement, dated December 29, 2005, among GMCI and Cayman Lender, Ltd.***
10.1 Share Exchange Agreement, dated January 12, 2006, among GMCI, ITPLC, the stockholders of ITPLC, and Steven W. Bingaman***
10.2 Equipment Sales Agreement, dated June 1, 2004, between ITPLC and International Telecom Plc**
10.3 Software Loan Agreement, dated June 1, 2004, between ITPLC and Charlie Yiasemis**

10.4     Employment Agreement, between ITPLC and Charlie Yiasemis**
10.5     Employment Agreement, between ITPLC and Stavros Papathanassiou**
10.6 Consulting Services Agreement, dated November 1, 2005, between Carmenna Limited and ITPLC**
10.7 Preferred Stock Purchase Agreement, dated December 31, 2005, between Appleby Partners & Company, LLC and GMCI**
16.1 Letter, dated June 6, 2006, from Robison, Hill & Co. to the Securities and Exchange Commission**

* Previously filed with the Securities and Exchange Commission as Attachment C to the Information Statement on Schedule 14C, dated March 18, 2005, and incorporated herein by reference.
** Attached hereto
*** Previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Current Report on Form 8-K, dated January 23, 2006, and incorporated herein by reference.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GREEN MOUNTAIN CAPITAL, INC.


                                      By:      /s/ Charlie Yiasemis
                                      Name:    Charlie Yiasemis
                                      Title:   Chief Executive Officer,
                                               Chief Financial Officer,
                                               President, and Director


Date:  June 6, 2006

                         INTERNET TELECOMMUNICATIONS PLC



                                       -:-

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2005 AND 2004

                         INTERNET TELECOMMUNICATIONS PLC

                          INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE

Report of Independent Registered Public Accounting Firm...................F - 1

Balance Sheets at December 31, 2005 and 2004..............................F - 2

Statements of Income for the Years Ended December 31, 2005 and 2004.......F - 3

Statement of Stockholders' Equity
for the Years Ended December 31, 2005 and 2004............................F - 4

Statements of Cash Flows for the Years Ended December 31, 2005 and 2004, .F - 5

Notes to the Financial Statements.........................................F - 6


                           --------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Internet Telecommunications Plc

         We have audited the accompanying balance sheets of Internet Telecommunications Plc (the Company) as of December 31, 2005 and 2004, and the related statements of income, stockholders' equity and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet Telecommunications PLC as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.




/s/ Marcum & Kliegman

New York, New York
May 16, 2006

                         INTERNET TELECOMMUNICATIONS PLC
                                 BALANCE SHEETS
                                    (IN US $)

                                                                               DECEMBER 31,          DECEMBER 31,
                                                                                   2005                  2004
                                                                             ------------------    ------------------
ASSETS
Current assets:
     Cash and cash equivalents                                              $          695,363    $          434,387
     Accounts receivable                                                             1,569,910                25,146
     Other current assets                                                              544,521                31,811
                                                                             ------------------    ------------------

     Total current assets                                                            2,809,794               491,344

Other assets:
     Property and equipment, net                                                       877,959                 1,824
     Intangible assets, net                                                             62,957               147,200
                                                                             ------------------    ------------------

TOTAL ASSETS                                                                $        3,750,710    $          640,368
                                                                             ==================    ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable and accrued expenses                                  $        2,066,971    $          362,703
     Loans from officers and stockholders                                              150,495                 2,817
                                                                             ------------------    ------------------
     Total current liabilities                                                       2,217,466               365,520

Long term debt                                                                         870,000                     -
Deferred tax liabilities                                                                46,608                     -
                                                                             ------------------    ------------------

     Total liabilities                                                               3,134,074               365,520
                                                                             ------------------    ------------------

Commitments                                                                                  -                     -

Stockholders' equity:
     Common stock - par value  (pound)1.00  ($1.717 and $1.920
          at December 31, 2005 and 2004, respectively);
          Authorized - 25,000,000 shares 1,550,000
          and 50,000 shares issued and outstanding
          at December 31, 2005 and 2004, respectively                                2,666,200                90,700
    Additional paid-in capital                                                      (2,666,200)              (90,700)
    Retained earnigs                                                                   656,654               262,676
    Accumulated other comprehensive (loss) income:
       foreign currency translation adjustments                                        (40,018)               12,172
                                                                             ------------------    ------------------

     Total stockholders' equity                                                        616,636               274,848
                                                                             ------------------    ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $        3,750,710    $          640,368
                                                                             ==================    ==================

   The accompanying notes are an integral part of these financial statements.

                         INTERNET TELECOMMUNICATIONS PLC
                              STATEMENTS OF INCOME
                        FOR THE YEARS ENDED DECEMBER 31,
                                    (IN US $)

                                                                              2005                  2004
                                                                        -----------------     -----------------

Revenue                                                                $      19,811,296     $       7,443,714
Cost of revenue                                                               18,664,790             6,887,694
                                                                        -----------------     -----------------

Gross Profit                                                                   1,146,506               556,020
                                                                        -----------------     -----------------

Operating Expenses
     Selling, general and administrative                                         692,003               228,018
                                                                        -----------------     -----------------

Income from Operations                                                           454,503               328,002
                                                                        -----------------     -----------------

Other Income
     Interest income                                                              38,218                    59
                                                                        -----------------     -----------------

Income Before Income Tax                                                         492,721               328,061

     Income tax                                                                   98,743                65,385
                                                                        -----------------     -----------------

 Net Income                                                            $         393,978     $         262,676
                                                                        =================     =================


   The accompanying notes are an integral part of these financial statements.

                         INTERNET TELECOMMUNICATIONS PLC
                        STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                    (IN US $)


                                                                                                    OTHER
                                                                                                  ACCUMULATED
                                                                     ADDITIONAL                 COMPREHENSIVE
                                                   COMMON              PAID-IN       RETAINED       INCOME             COMPREHENSIVE
                                           SHARES        AMOUNT      CAPITAL         EARNINGS      (LOSS)        TOTAL      INCOME
                                         -----------   ----------   ------------- ------------   ----------   --------  ------------

BALANCE AT JANUARY 1, 2004                         2  $         4  $          (4) $           -   $       -   $      -   $         -

Shares issued for equipment                   49,998       90,696        (90,696)           -             -          -             -
Net income                                         -            -              -       262,676            -    262,676       262,676
Foreign currency translation adjustment            -            -              -             -       12,172     12,172        12,172
                                         -----------   ----------   ------------- ------------   -----------   --------  -----------
                                                                                                                         $   274,848
                                                                                                                         ===========

BALANCE AT DECEMBER 31, 2004                  50,000       90,700        (90,700)     262,676       12,172    274,848

Shares issued for software                 1,500,000    2,575,500     (2,575,500)                        -          -             -
                                                                                             -
Net income                                         -            -              -       393,978            -    393,978       393,978
Foreign currency translation adjustment            -            -              -             -      (52,190)   (52,190)     (52,190)
                                         -----------   ----------   ------------- ------------   -----------   --------  -----------
                                                                                                                         $   341,788
                                                                                                                         ===========

BALANCE AT DECEMBER 31, 2005               1,550,000  $ 2,666,200  $  (2,666,200) $    656,654   $  (40,018)   $616,636
                                         ===========   ==========   ============= ============   ===========   ========

   The accompanying notes are an integral part of these financial statements.

                         INTERNET TELECOMMUNICATIONS PLC
                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,
                                    (IN US $)

                                                                                   2005                     2004
                                                                            -------------------       -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                $            393,978      $          262,676
Adjustments to reconcile net income to net cash
  Provided by (used) in operating activities:
       Depreciation and amortization                                                    85,481                   6,226
       Deferred income tax                                                              46,608                       -
Changes in Assets and Liabilities
     Increase in accounts receivable                                                (1,634,842)                (24,029)
     Increase in other current assets                                                 (545,229)                (30,402)
     Increase in accounts payable and accrued expenses                               1,883,451                 212,222
                                                                            -------------------       -----------------
Net cash provided by operating activities                                              229,447                 426,693
                                                                            -------------------       -----------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of property and equipment                                               (938,756)                 (1,853)
     Payment for intangible assets                                                     (54,086)                (12,376)
                                                                            -------------------       -----------------
Net cash used in investing activities                                                 (992,842)                (14,229)
                                                                            -------------------       -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from officer and stockholder loans                                        158,997                   2,692
    Proceeds from long term debt                                                       877,214                       -
                                                                            -------------------       -----------------
Net cash provided by financing activities                                            1,036,211                   2,692
                                                                            -------------------       -----------------

Effect of foreign currency translation                                                 (11,840)                 19,231

                                                                            -------------------       -----------------
Net increase in cash and cash equivalents                                              260,976                 434,387

Cash and Cash Equivalents at Beginning of Year                                         434,387                       -
                                                                            -------------------       -----------------
Cash and Cash Equivalents at End of Year                                  $            695,363      $          434,387
                                                                            ===================       =================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes                                                $                  -      $                -
Cash paid for interest                                                    $                  -      $                -

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Intangible assets acquired through accounts payable                       $                  -      $         (146,800)


   The accompanying notes are an integral part of these financial statements.

                         INTERNET TELECOMMUNICATIONS PLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                              (ALL AMOUNTS IN US $)

NOTE A - ORGANIZATION

BUSINESS

Internet Telecommunications, Plc ("IT") (the "Company"), a corporation formed in 2000 under the laws of England and Wales and domiciled in the United Kingdom
(UK) commenced operations in July 2004, as a telecommunications carrier offering wholesale access to line rental, airtime and value-added services in the deregulated UK telecom market. IT has entered into a long term supply agreements with multiple fixed line and airtime service providers that are priced on a fixed cost and least cost routing basis. IT has a customer base that consists of telecommunication retailers, residential customers and businesses

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, the Company considers all highly liquid instruments purchased with an initial maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset over its expected useful economic life, as follows:

Office equipment                                 20% reducing balance
Furniture and fixtures                           20% reducing balance
Telecommunication equipment                      10% reducing balance
Software                                         10% straight line

Maintenance and repairs are charged to operations; betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any resulting gain or loss is credited or charged to income.

LONG-LIVED ASSETS

The Company has adopted Statement of Financial Accounting Standards No. 144 ("SFAS 144"). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

                         INTERNET TELECOMMUNICATIONS PLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                              (ALL AMOUNTS IN US $)

FOREIGN CURRENCY TRANSLATION

The Company's functional currency is the British Pound. The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." For the purposes of these accounts, assets and liabilities are translated into US dollar (reporting currency) at the year-end exchange rates, equity is transalated at historical exchange rates. Revenues, expenses, gains and losses are translated into US dollar at the average exchange rate applicable for the reporting period.

Resulting translation adjustments, if any, are recorded as a separate component in stockholder's equity, and reported in other comprehensive income or loss.

REVENUE RECOGNITION

The Company enters into contracts with its customers to provide telecommunication services. Revenue is recorded on an accrual basis when telephone calls and other related services have been completed. Revenue represents the invoiced value of services provided net of United Kingdom value added tax.

ADVERTISING

The Company follows the policy of charging the costs of advertising to expenses when incurred. The Company incurred $2,721 and $2,615 in advertising costs for the years ended December 31, 2005 and 2004, respectively.

INCOME TAXES

In accordance with SFAS No. 109 "Accounting for Income Taxes", the Company accounts for income taxes using the liability method which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company's significant estimate is useful lives of property and equipment.

CONCENTRATIONS OF CREDIT RISK

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions and considers the risk negligible.

                         INTERNET TELECOMMUNICATIONS PLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                              (ALL AMOUNTS IN US $)

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility. Bad debt reserves are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer's inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer's operating results or financial position. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. As of December 31, 2005 and 2004, the Company has determined an allowance for doubtful accounts is not necessary.

SOFTWARE DEVELOPMENT COSTS

The Company capitalizes software development costs from the point in time when technological feasibility has been established until the computer software product is available for use. The annual amortization of the capitalized amounts will be the greater of the ratio of the current revenue to total projected revenue for a product, or the straight-line method, and is applied over periods ranging up to five years. The Company performs periodic reviews to ensure that unamortized costs remain recoverable through the generation of future revenues. Software development costs, net of accumulated amortization are included in property and equipment.

STOCK-BASED COMPENSATION

As permitted under Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which amended SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and the related interpretations including Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB No. 25.
Accordingly, no compensation cost is recognized for stock-based compensation unless the price of the stock at the grant date is in excess of the amount the individual must pay to acquire the stock.

The Company accounts for its stock based payments to non-employees under the guidance of Emerging Issues Task Force ("EITF") 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring or in Connection with Selling Goods or Services," which states that the transaction should be valued based on the fair value of the services provided or the fair value of the equity received, whichever is more reliably measurable.

During the two years ended December 31, 2005 and 2004, the Company did not issue any stock-based financial instruments to employees or non-employees for services and did not incur any charges for stock-based compensation.

COMPREHENSIVE INCOME (LOSS)

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

Accumulated other comprehensive income (loss) as of December 31, 2005 and 2004, consists of foreign currency translation adjustments of $(40,018) and $12,172, respectively.

                         INTERNET TELECOMMUNICATIONS PLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                              (ALL AMOUNTS IN US $)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the accompanying financial statements for cash, accounts receivable, other current assets, accounts payable, and accrued expenses approximate their fair values because of the immediate or short-term maturities of these financial instruments.


NEW ACCOUNTING PRONOUNCEMENTS

In January 2003, Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). This interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," provides guidance for identifying a controlling interest in a variable interest entity ("VIE") established by means other than voting interest. FIN 46 also required consolidation of a VIE by an enterprise that holds such controlling interest. In December 2003, the FASB completed its deliberations regarding the proposed modifications to FIN No., 46 and issued Interpretation Number 46R, "Consolidation of Variable Interest Entities - an Interpretation of ARB 51" ("FIN No. 46 R"). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN No. 46R is required in financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public issuers' entities is required in all interim and annual financial statements for periods ending after December 15, 2004. The adoption of this pronouncement did not have an impact on the Company's financial statements.

In December 2004, the FASB finalized SFAS No. 123R "Share Based Payment" ("SFAS 123R"), which amends SFAS No. 123, effective for the Company beginning January 1, 2006. SFAS 123R will require the Company to record a charge for the granting of employee stock options. Further, the adoption of SFAS 123R will require additional accounting related to the income tax effects and additional disclosure regarding the cash flows effects resulting from share-based payment arrangements.

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2004. Upon implementation the Company incurred a deferred tax liability of approximately $46,600 for the contribution of certain assets to the Company.

In May 2005, the FASB issued SFAS No. 154. "Accounting Changes and Error Corrections". This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This Statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error.

                         INTERNET TELECOMMUNICATIONS PLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                              (ALL AMOUNTS IN US $)

This Statement requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Management believes the adoption of this Statement will have no impact on the financial statements of the Company.

In February 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 155, which is an amendment of SFAS No. 133 and 140. This Statement; a) permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, b) clarifies which interest-only strip and principal-only strip are not subject to the requirements of SFAS 133, c) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, e) amends SFAS 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of this Statement is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. Management is evaluating if this Statement will have an impact on the financial statements of the Company.


In March 2006,  the FASB issued SFAS No. 156,  which amends FASB  Statement  No.
140. This Statement establishes, among other things, the accounting for all separately recognized servicing assets and servicing liabilities. This Statement amends SFAS 140 to require that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. This Statement permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. An entity that uses derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities is required to account for those derivative instruments at fair value. Under this Statement, an entity can elect subsequent fair value measurement to account for its separately recognized servicing assets and servicing liabilities. By electing that option, an entity may simplify its accounting because this Statement permits income statement recognition of the potential offsetting changes in fair value of those servicing assets and servicing liabilities and derivative instruments in the same accounting period. This Statement is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of this Statement is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. Management believes this Statement will not have an impact on the financial statements of the Company once adopted.

NOTE B - ACQUISITIONS AND INVESTMENT

On January 13, 2006, the Company executed a Share Exchange Agreement (the "Agreement") with Green Mountain Capital, Inc., (GMCI) a Nevada Corporation. Pursuant to the Agreement, at closing GMCI will acquire all of ITPLC's issued and outstanding shares of common stock in exchange for shares of common stock and warrants of GMCI. At the closing, the stockholders of ITPLC shall exchange their shares of ITPLC's common stock for (a) 22.5 million newly issued restricted shares of common stock of GMCI and (b) 3.2 million warrants, each of which shall allow the holder thereto to purchase one share of common stock of GMCI at an excercise price of $1.00; exercisable prior to January 10, 2011. The Company consummated the transaction on May 12, 2006 (See Note K)

The Agreement may be terminated at any time prior to the consummation of the closing by the Company or by the ITPLC stockholders, if (a) the closing shall not have been consummated on or before January 12, 2007 (Mutually extended from April 13, 2006) or (b) if either party's due diligence investigation indicates that any of the

                         INTERNET TELECOMMUNICATIONS PLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                              (ALL AMOUNTS IN US $)

information provided for in the Agreement or in any of the information provided by the other party is inaccurate, incomplete or untrue in any way, or if such due diligence investigation reveals any facts, circumstances, liabilities or conditions that, in such party's discretion, may adversely affect the value or prospects of the other party or that may expose the other party to any liability not heretofore fully disclosed.

In addition, the closing is subject, including without limitation, to the following conditions: (a) prior to the closing, GMCI will have caused to be invested in the Company an aggregate of $3,000,000, less all amounts previously loaned to ITPLC, and less financing costs of up to 13%; (b) GMCI shall have received from ITPLC historical financial statements and other information about ITPLC as required to be included in a Form 8-K/A to be filed by GMCI with the United States Securities and Exchange Commission (the "SEC") in connection with the closing, all in form and content satisfying the requirements of the SEC; and
(c) all other documents requested by GMCI shall have been delivered.

During the year ended December 31, 2005, GMCI advanced $870,000 to the Company. Subsequent to December 31, 2005, GMCI advanced an additional $400,000 to the Company for a total of $1,270,000, due January 31, 2007 without interest.

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment and accumulated depreciation of the Company are as follows:

PLANT AND EQUIPMENT                          2005                  2004
                                     -----------------     -----------------

Office equipment                     $          58,213     $             576
Web design                                      16,483                 1,363
Furniture and fixtures                           2,060                     -
Telecommunication equipment                    811,628                     -
Software                                         1,908                     -
                                     -----------------     -----------------

                                               890,292                 1,939
Less: accumulated depreciation                (12,333)                 (115)
                                     -----------------     -----------------

Property and equipment, net          $         877,959     $           1,824
                                     =================     =================

Depreciation expense for the years ended December 31, 2005 and 2004, was $12,921 and $115, respectively.

Accumulated amortization for developed software as of December 31, 2005 was $258. Amortization expense for developed software for the years ended December 31, 2005 was $190.

On June 1, 2004, the Company entered into a software license agreement with the Chief Executive Officer of the Company. The software license agreement carried an option to buy and no minimum payments for a period of twenty four months.
During the year ended December 31, 2005, the Company exercised its option to purchase the license and issued 1,500,000 shares to the Chief Executive Officer. (See Note F)

                         INTERNET TELECOMMUNICATIONS PLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                              (ALL AMOUNTS IN US $)


Expected amortization is as follows:

YEARS                                           AMOUNT
                                         -----------------

2006                                     $             190
2007                                                   190
2008                                                   190
2009                                                   190
2010                                                   190
Thereafter                                             700
                                         -----------------
Total software amortization              $           1,650
                                         =================


NOTE D - INTANGIBLE ASSETS

The intangible assets of the Company consists of the acquisition of customer lists capitalized and stated at cost less amortization. Amortization is provided at rates calculated to write off the cost over the expected useful life of the asset, estimated to be 2 years, over a straight line basis. On June 28, 2004, the Company entered into an agreement and acquired approximately $153,600 of customer lists. As of December 31, 2005 and 2004 the Company owed $72,200 and $141,200, respectively which has been included as part of accounts payable and accrued expenses.

The Company's intangible assets and accumulated amortization are as follows:


INTANGIBLE ASSETS                               2005                  2004
                                       ------------------     -----------------

Customer lists                         $          137,360     $         153,600
Less: accumulated amortization                   (74,403)               (6,400)
                                       ------------------     -----------------

                                       $           62,957     $         147,200
                                       ==================     =================

Amortization expense for the years ended December 31, 2005 and 2004 was $72,560 and $6,111, respectively. Expected amortization is as follows:


YEARS                                           AMOUNT
                                         -----------------

2006                                     $          62,957
                                         -----------------
                                         $          62,957
                                         =================

                         INTERNET TELECOMMUNICATIONS PLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                              (ALL AMOUNTS IN US $)


NOTE E - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:


                                      2005                  2004
                              -----------------     -----------------

Trade accounts payable        $       1,512,845     $         132,370
Other liabilities                        30,940                 2,669
UK Corporation tax                      120,549                68,414
Payroll taxes                           221,404                13,035
Accrued expenses                        181,233               146,215
                              -----------------     -----------------

                                      2,066,971               362,703
                              =================     =================

NOTE F - CAPITAL STOCK

The Company is authorized to issue 25,000,000 shares of common stock with (pound)1par value per share. As of December 31, 2005, the Company has issued and outstanding 1,550,000 shares of common stock.

During June 2004, the Company issued 49,998 shares of common stock to the majority shareholder of the Company Demetris Charalambous in exchange for acquired switches, servers, databases, and their related software licenses. The common stock was valued at par value of approximately $90,700. Due to the nature of the related party transaction additional paid-in capital has been offset with an equal amount to record the transaction to the Company at $0 the basis of the shareholder.

During December 2005, the Company issued 1,500,000 shares of common stock to the Director and Chief Executive Officer of the Company Charlie Yiasemis in exchange for software. The common stock was valued at par value of $2,575,500. Due to the nature of the related party transaction additional paid-in capital has been offset with an equal amount to record the transaction to the Company at $0 the basis of the shareholder.

NOTE G - RELATED PARTY TRANSACTIONS

As of December 31, 2005 and 2004, the Company owed $144,965 and $2,817, respectively to the Director and Chief Executive Officer Charlie Yiasemis. These loans are unsecured, payable on demand and non-interest bearing.

As of December 31, 2005 the Company owed and $5,530 from the majority shareholder Demetris Charalambous. . These loans are unsecured, payable on demand and non-interest bearing.

NOTE H - INCOME TAXES

The Company has adopted Financial Accounting Standards No. 109, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns.

                         INTERNET TELECOMMUNICATIONS PLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                              (ALL AMOUNTS IN US $)

Income tax expense consist of the following:

                                                2005             2004
                                         ----------------     -----------------

Current tax
UK corporation tax                                 52,135                65,385
Deferred tax
Fixed asset temporary differences                  46,608                     -
                                         ----------------     -----------------

Total                                              98,743                65,385
                                         ================     =================


Deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.
The tax effects of temporary differences and carryforwards that give rise to deferred tax assets or liabilities are summarized as follows:

                                             2005                  2004
                                     -----------------     -----------------

Fixed asset temporary differences    $          46,608     $               -
                                     -----------------     -----------------

Total                                $          46,608     $               -
                                     =================     =================

NOTE I - COMMITMENTS

The Company leases 6,000 sq feet of office space at 46 Clerkenwell Close, London, England for approximately $4,880 per month until 2011 with a lease renewal period in 2007. In addition, the Company leases approximately 2,000 sq feet at 10-16 Scrutton Street, London, England, on a month to month basis at a rate of approximately $2,000 per month.

The aggregate minimum rental commitments under non cancellable operating leases are as follows:


YEAR
2006                                     $          58,593
2007                                                58,593
2008                                                58,593
2009                                                58,593
2010                                                58,593
Thereafter                                          73,241
                                         -----------------
Total minimum rental commitments                   366,206
                                         =================

The Company incurred rent expense for the years ended December 31, 2005 and 2004 of approximately $70,350 and $49,040, respectively.

                         INTERNET TELECOMMUNICATIONS PLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                              (ALL AMOUNTS IN US $)

EMPLOYMENT AGREEMENTS

In June 2004, the Company has entered into five year employment contract with its Chief Executive Officer, Charlie Yiasemis and its Technical Director, Stavros Papthanasiou through December 31, 2008. The contracts will automatically renew for one year unless terminated by either party. The contracts provide for a minimum annual salary, adjusted, at the option of the Company; for cost-of-living, performance, and the profitability of the Company. In addition, the Company may at its discretion provide the individual an automobile with a total purchase price, including tax and United Kingdom value added tax, not to exceed (pound)20,000 ($34,340 at December 31, 2005) and replaced every three years. No performance payments or bonuses have been paid for the years ended December 31, 2005 and 2004.

The minimum annual commitment, excluding the value of the automobile and any other incentives, under these contracts is as follows:
YEARS                                           AMOUNT
                                         -----------------

2006                                     $         217,680
2007                                               217,680
2008                                               217,680
                                         -----------------
Total                                    $         653,040
                                         =================

The Company has entered into a consulting agreement with Carmenna Limited which is wholly-owned by Dr. Fredrik Verkroost for (pound)1,000 per month ($1,814 at December 31, 2005) through December 31, 2007 that is renewable at the option of both Dr. Fredrik Verkroost and the Company thereafter. Dr. Verkroost is the non-executive chairman of Internet Telecommunications, Plc.

NOTE J - MAJOR SUPLIERS

The Company has entered into supply agreements with multiple fixed line and airtime service providers that are priced on a fixed cost and least cost routing basis. One supplier accounts for approximately 65% and 60% of the costs of revenue for 2005 and 2004, respectively and approximately 60% and 56% of the accounts payable as of December 31, 2005 and 2004 respectively. Under the terms of the agreement there are no minimum monthly purchase commitments for defined usage levels not achieved and the agreement has no termination date.

NOTE K - SUBSEQUENT EVENT

As a result of the Agreement, discussed in Note B, on May 12, 2006, the Company has become a wholly owned subsidiary of GMCI. In exchange for all of the issued and outstanding shares of the Company, GMCI issued to Charlie Yiasemis, Demetris Charalambous, Anatasia Pelekanou and Petrula Demetriou, the shareholders of the Company, the following securities: (a) 22.5 million newly issued restricted shares of common stock of GMCI; and (b) 3.2 million warrants, each of which allow the holder thereof to purchase one share of common stock of GMCI at a purchase price of $1.00, exercisable prior to January 10, 2011. Such issuance represents an issuance of 62.5% of the issued and outstanding shares of GMCI.

                         INTERNET TELECOMMUNICATIONS PLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                              (ALL AMOUNTS IN US $)

The Company is considered the accounting acquiror in the recapitalization transaction. Because the Company's owners as a group retained or received the larger portion of the voting rights in the combined entity and the Company's senior management represents a majority of the senior management of the combined entity, the Company was considered the acquirer for accounting purposes and will be accounted for as the recapitalization of the Company since, at the time of the acquisition, GMCI had minimal assets and limited operations. The assets, liabilities and the historical operations that will be reflected in the financial statements, subsequent to the merger will be those of the Company and will be recorded at the historical cost basis of the Company.

                       INTERNET TELECOMMUNICATIONS, PLC.
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2005

On May 12, 2006, Internet Telecommunications, Plc ("ITPLC") has become a wholly owned subsidiary of Green Mountain Capital, Inc. ("GMCI"), GMCI. In exchange for all of the issued and outstanding shares of the ITPLC, GMCI issued to Charlie Yiasemis, Demetris Charalambous, Anatasia Pelekanou and Petrula Demetriou, the shareholders of ITPLC, the following securities: (a) 22.5 million newly issued restricted shares of common stock of GMCI; and (b) 3.2 million warrants, each of which allow the holder thereof to purchase one share of common stock of GMCI at a purchase price of $1.00, exercisable prior to January 10, 2011. Such issuance represents an issuance of 62.5% of the issued and outstanding shares of GMCI. Because ITPLC's owners as a group retained or received the larger portion of the voting rights in the combined entity and the Company's senior management represents a majority of the senior management of the combined entity, the Company was considered the acquirer for accounting purposes and will account for the exchange transaction as a recapitalization of ITPLC. At the time of the acquisition, GMCI had minimal assets and limited operations. The assets, liabilities and the historical operations that will be reflected in the financial statements, subsequent to the merger will be those of ITPLC and will be recorded at the historical cost basis.

The following unaudited pro forma condensed combined balance sheet combines the balance sheet of GMCI with ITPLC as of December 31, 2005, as if the recapitalization of ITPLC occurred on that date. The following unaudited pro forma condensed combined statement of operations combine the results of operations of GMCI with ITPLC as if the aforementioned transaction had occurred on January 1, 2005.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate historical financial statements of ITPLC, appearing elsewhere herein, and the historical financial statements of GMCI, as filed and included in Form 10-KSB for the annual periods ended January 31, 2006. The fiscal year end of ITPLC and GMCI is December 31 and January 31, respectively.

These unaudited pro forma condensed combined financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred on December 31, 2005, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

                       Internet Telecommunications, Plc.
               Unaudited Proforma Condensed Combined Balance Sheet
                               December 31, 2005


                                                     Internet Tele-                                                  Pro Forma
                                                       Communications    Green Mountain     Pro Forma                Combined
                                                           PLC          Capital, Inc.      Adjustments                Balance
                                                     ----------------   ---------------   ---------------         ----------------
ASSETS                                                       (a)              (b)              (c)
      Cash and cash equivalents                            $ 695,363               $ -         $ 400,000  A           $ 1,095,363
      Accounts receivable                                  1,569,910                 -                 -                1,569,910
      Other current assets                                   544,521                 -                 -                  544,521
      Investment advance                                           -         1,270,000        (1,270,000) C                     -
      Other non-current assets                               940,916                 -                 -                  940,916
                                                     ----------------   ---------------   ---------------         ----------------

TOTAL ASSETS                                             $ 3,750,710       $ 1,270,000        $ (870,000)             $ 4,150,710
                                                     ================   ===============   ===============         ================

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIENCY)
Liabilities
      Accounts Payable & accrued expenses                $ 2,066,971          $ 43,000               $ -              $ 2,109,971
      Loans from officers and stockholders                   150,495                                                      150,495
      Due to Green Mountain Capital                          870,000                             400,000  A                     -
                                                                                              (1,270,000) C
      Long term debt                                                         3,294,971                                  3,294,971
      Other liabilities                                       46,608                 -                                     46,608
                                                     ----------------   ---------------   ---------------         ----------------

Total Liabilities                                          3,134,074         3,337,971          (870,000)               5,602,045
                                                     ----------------   ---------------   ---------------         ----------------

Stockholders' Equity (Deficiency)
      Common stock                                         2,666,200               490        (2,663,950) B                 2,740  D
      Additional Paid in Capital                          (2,666,200)       14,351,338       (13,755,849) B            (2,070,711)
      Subscription Receivable                                      -                 -                 -                        -
      Retained earnings                                      656,654       (16,419,799)       16,419,799  B               656,654
      Cumulative translation adjustments                     (40,018)                -                                    (40,018)
                                                     ----------------   ---------------   ---------------         ----------------
                                                                                                                                -
Total stockholders' equity (deficiency)                      616,636        (2,067,971)                -               (1,451,335)
                                                     ----------------   ---------------   ---------------         ----------------
                                                                                                                                -
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIENCY)    $ 3,750,710       $ 1,270,000        $ (870,000)             $ 4,150,710
                                                     ================   ===============   ===============         ================


    See notes to unaudited proforma condensed combined financial statements

                       Internet Telecommunications, Plc.
     Unaudited Proforma Condensed Combined Statements of Income (Operations)
                                December 31, 2005


                                           Internet Tele-                                                            Pro Forma
                                           Communications         Green Mountain           Pro Forma                 Combined
                                                PLC               Capital, Inc.           Adjustments                 Balance
                                        ---------------------   -------------------   ---------------------     --------------------
                                                (a)                    (b)
Revenue                                         $ 19,811,296                   $ -                     $ -             $ 19,811,296
Cost of revenue                                   18,664,790                     -                       -               18,664,790
                                        ---------------------   -------------------   ---------------------     --------------------

Gross profit                                       1,146,506                     -                       -                1,146,506

Operating Expenses                                   692,003             2,882,507              (2,882,507) c               692,003

Other Income (Expense)                                38,218              (909,243)                909,243  c                38,218
                                        ---------------------   -------------------   ---------------------     --------------------
Income (Loss) Before Income Taxes                    492,721            (3,791,750)              3,791,750                  492,721

Provision for Income Taxes                          (98,743)                    -                       -                  (98,743)
                                        ---------------------   -------------------   ---------------------     --------------------

Net Income (Loss)                                  $ 393,978          $ (3,791,750)            $ 3,791,750                $ 393,978
                                        =====================   ===================   =====================     ====================

Net (Loss) Income  per share                                                 (4.13)                                            0.02
                                                                ===================                             ====================

Weighted average shares outstanding                                        918,947              22,500,000  d            23,418,947
                                                                ===================   =====================     ====================

    See notes to unaudited proforma condensed combined financial statements

                       INTERNET TELECOMMUNICATIONS, PLC.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 - Acquisition

Internet Telecommunications, Plc. ("ITPLC") entered into a share exchange agreement with Green Mountain Capital, Inc. ("GMCI"), a public shell corporation, whereby 22,500,000 shares of GMCI were exchanged for substantially all of the assets and liabilities of ITPLC. In addition, GMCI issued 3,200,000 warrants to the ITPLC shareholders, of GMCI at an exercise price of $1.00 excerciseable prior to January 10, 2011.

Accordingly, the acquisition of ITPLC by GMCI has been accounted for as a recapitalization of ITPLC.

Note 2 - Fiscal Year Ends and Pro Forma Adjustments

Balance Sheet - December 31, 2005

a. Derived from the audited balance sheet of Internet Telecommunication, Plc. as of December 31, 2005

         A - To record  $400,000 of  advances to ITPLC from GMCI during  January
             31, 2006

b. Derived from the audited balance sheet of Green Mountain Capital, Inc. as of January 31, 2006

c. Adjustment relating to the share exchange agreement and the acquisition of ITPLC by GMCI. including:

         B - Record exchange of ITPLC's shares for 22.5 million newly issued shares of GMCI.

         C - Elimnation of intercompany advances.


d. At December 31, 2005, the Company has 27,399,807 shares outstanding of common stock ($2,740 par value) which consists of:

         A - 22,500,000  shares  issued  to  the  former  owners  of  Internet
             Telecommunications, Plc. as part of the recapitalization of Internet Telecommunications, Plc.

         B - 4,899,807 shares of the owners of Green Mountain Capital, Inc.

Statement of Income (Operations) - For the year ended December 31, 2005

a. Derived from the audited statement of income of Internet Telecommunication, Plc. For the year ended December 31, 2005

b. Derived from the audited statement of operations of Green Mountain Capital, Inc. for the year ended January 31, 2006

c. Adjustment for the elimination of expenses of Green Mountain Capital, Inc.